CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 Nos. 333-140198, 333-140272, and 333-153409) of SunPower Corporation, and

(2)	Registration Statement (Form S-8 Nos. 333-130340, 333-140197, 333-142679, 333-150789, 333-172477, 333-178027, and 333-179833) of SunPower Corporation;

of our reports dated February 22, 2013, with respect to the consolidated financial statements of SunPower Corporation and the effectiveness of internal control over financial reporting of SunPower Corporation included in this Annual Report (Form 10-K).

/s/ Ernst & Young LLP

San Jose, California
February 22, 2013